Exhibit 5.1

DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2214 www.dlapiper.com T 650.833.2000 F 650.833.2001

March 9, 2017

SciClone Pharmaceuticals, Inc.

950 Tower Lane, Suite 900

Foster City, California 94404-2125

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection the Registration Statement on Form S-3 (the “Registration Statement”), including the preliminary prospectus included therein at the time the Registration State becomes effective, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) common stock, $0.001 par value per share (“Common Stock”), of the Company, (ii) preferred stock, $0.001 par value per share (“Preferred Stock”), of the Company, (iii) debt securities of the Company, which may be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”); (iv) warrants representing rights to purchase Common Stock, Preferred Stock, or Debt Securities (“Warrants”); and (v) units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock or Warrants in any combination (“Units”, and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are referred to herein as the “Securities”). The Securities may be issued and sold or delivered from time to time on a delayed or continuous basis as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the prospectus contained therein pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $100,000,000.

We have been advised by the Company and for purposes of this opinion, we have assumed, that:

1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to be approved by the Company’s Board of Directors and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2. The Senior Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement;

3. The Subordinated Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement;

4. The particular terms of any Debt Securities will be set forth in a supplement to the prospectus that is part of the Registration Statement;

5. Warrants may be issued pursuant to a form of warrant and/or a warrant agreement to be entered into by the Company and a financial institution as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

6. Units may be issued pursuant to one or more unit agreements to be entered into by the Company, a financial institution as unit agent and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement has been or will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement or the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities pursuant to the Registration Statement and any prospectus supplement; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or the Certificate of Incorporation grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights.

We have examined (i) the Registration Statement, including the exhibits thereto, (ii) certain approvals of the Board of Directors of the Company, (iii) the Company’s Certificate of Incorporation and Amended and Restated Bylaws, as amended (the “Bylaws”), and (iv) such other documents, corporate records, and instruments and have examined such laws, including the Delaware General Corporation Law, and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

Based upon the foregoing, and subject to the further qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to any offering of shares of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), the Offered Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such shares of Common Stock in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Offered Common Stock (“Offered Common Stock Authorizing Resolutions”), (ii) the terms of the Offered Common Stock and the offer and sale thereof have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, and any applicable law and do not result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Company has received the consideration provided for in the applicable Offered Common Stock Authorizing Resolutions.

2. The Preferred Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Preferred Stock in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Preferred Stock (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s Board of Directors, or an amendment to the Company’s Certificate of Incorporation approved by the Company’s Board of Directors and stockholders, has been filed with the State of Delaware, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

3. The Debt Securities will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Debt Securities in exchange for consideration that the Board of Directors or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), (ii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable indenture, the Company’s Certificate of Incorporation and Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

4. The Warrants will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Warrants in exchange for consideration that the Board of Directors or such committee determines as adequate (“Warrant Authorizing Resolutions”), which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Warrant Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Warrant Authorizing Resolutions.

5. Units will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Units in exchange for consideration that the Board of Directors or such committee determines as adequate (“Unit Authorizing Resolutions”), which include the terms upon which the Units are to be issued, their form and content and the consideration for which the Units are to be issued, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement, (iv) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Unit Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Unit Authorizing Resolutions.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles. We express no opinions concerning (i) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)